As filed with the Securities and Exchange Commission
                             on March 11, 1998

                                   Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933


            ARROW-MAGNOLIA INTERNATIONAL, INC.
                (Exact name of issuer as specified in its charter)


     Texas                                             75-0408335
(State of incorporation)                                   (I.R.S. Employer
                                                         Identification No.)


                             2646 Rodney Lane
                        Dallas, Texas 75229
       (Address, including zip code, of principal executive offices)


                       1998 Stock Bonus Plan
                         (Full title of the plan)


                               Morris Shwiff
                                 President
                             2646 Rodney Lane
                            Dallas, Texas 75229
                          (214) 247-7111
                 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 Copy to:

                           Christopher M. Hewitt
                           Hewitt & Hewitt, P.C.
                            2612 Thomas Avenue
                            Dallas, Texas 75204

Approximate date of commencement of proposed sales to public:
Sales of the securities registered hereunder will occur from time to time after the effective date of this Registration Statement.
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                      CALCULATION OF REGISTRATION FEE


                              Proposed  Proposed
Title of       Number         Maximum   Maximum
Securities     of Shares      Offering  Aggregate Amount of
to be          to be          Price Per Offering  Registration
Registered     Registered     Share(1)  Price(1)  Fee


Common Stock,
$0.10 par value  100,000      $6.125    $612,500  $180.69



(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933 as the average of the high and low sale prices of a share of the registrant's common stock reported by the Nasdaq Stock Market's SmallCap Market on March 9, 1998.
PAGE
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                         INFORMATION NOT REQUIRED
                               IN PROSPECTUS

Item Number

3         Incorporation of Documents by Reference.

          The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

          The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 which contains audited financial statements of the registrant for the registrant's 1996 fiscal year as filed with the Securi-ties and Exchange Commission on March 28, 1997.

          All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1996 and all documents subsequently filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

          The description of the Common Stock contained in the Company's Registration Statement filed under the Exchange Act registering shares of the Common Stock under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such descrip-tion.

4         Description of Securities.

          Not applicable.


5         Interests of Named Experts and Counsel.

          Not applicable.

6         Indemnification of Directors and Officers.

          Article 2.02-1 of the Texas Business Corporation Act provides broad powers of indemnification of Directors and officers. For example, the Board of Directors, the shareholders, or independent legal counsel in some circumstances may authorize the Company to indemnify any officer or Director against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding by reason of the fact that he is or was a Director or officer of the Company, if such Director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Director may not be indemnified where such Director improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, and may not be indemnified where he is found liable to the Company.

          If a Director or officer defends litigation arising out of his office and is successful on the merits or other-wise in defense of the action, Article 2.02-1 provides that such officer or Director shall be indemnified against expense (including attorney's fees) actually and reasonably incurred by him in connection therewith. Additionally, a Director or officer's reasonable expenses may be paid or reimbursed where a written request is submitted with an undertaking to repay said expense if such person is ultimately determined to not be entitled to indemnification.

          The statute further specifically provides that the indem-nification authorized thereby shall not be deemed exclusive of any other rights to which any such officer, employee or agent may be entitled under its articles of incorporation, bylaws, agreements, general or specific action of Directors or as permitted or required by common law.

          Article 10 of the Company's Articles of Incorporation provides for the indemnification of Directors, officers, and certain other persons within the limitations of the Texas Business Corporation Act.


7    Exemption from Registration Claimed.

          Not applicable.

8         Exhibits.


          Exhibit
          Number

          5.1       Legal Opinion and Consent of Hewitt & Hewitt,
                    P.C.

          8.1       Tax Opinion and Consent of Hewitt & Hewitt,
                    P.C.

          10.19     1998 Stock Bonus Plan.

          23.1      Consent of KPMG Peat Marwick LLP.

          23.2 Consent of Counsel. (Reference is made to Exhibit 5.2.)

          24 Power of Attorney. (Reference is made to the signature page.)


9         Undertakings.

          The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

               (i)  To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Regis-tration Statement;

          Provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securi-ties Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securi-ties Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorpo-rated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifical-ly incorporated by reference in the prospectus to provide such interim financial information.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the regis-trant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
PAGE
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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Arrow-Magnolia International, Inc., a corporation organized and existing under the laws of the State of Texas, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 20th day of February, 1998.

                              ARROW-MAGNOLIA INTERNATIONAL, INC.




                              By /s/ Morris Shwiff
                                 Morris Shwiff, President


                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Morris Shwiff with full power of substitution and resubstitution our true and lawful attorney-in-fact and agent, in any and all capacities, with full power to act alone, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                    Date



/s/ Morris Shwiff       Director and President      }
Morris Shwiff           (Chief Executive Officer)   }
                                                    }
                                                    }
/s/ Mark Kenner         Executive Vice President    }
Mark Kenner                                         }
                                                    }
                                                    }  February
/s/ Fred Kenner          Vice President - Secretary }  20, 1998
Fred Kenner              and Treasurer              }
                                                    }
                                                    }
/s/ Robert De Rosier     Director                   }
Robert De Rosier                                    }
                                                    }
                                                    }
/s/ Clifton R. Duke      Director                   }
Clifton R. Duke
PAGE
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                    ARROW-MAGNOLIA INTERNATIONAL, INC.

                    REGISTRATION STATEMENT ON FORM S-8

                             INDEX TO EXHIBITS


Exhibit                                           Sequentially
Number                        Description         Numbered

5.1       Legal Opinion and Consent of Hewitt
          & Hewitt, P.C.

8.1       Tax Opinion and Consent of Hewitt
          & Hewitt, P.C.

10.19     1998 Stock Bonus Plan.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Counsel.  (Reference is made
          to Exhibit 5.2.)

24        Power of Attorney.  (Reference is made
          to the signature page.)

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